As filed with the Securities and Exchange Commission on January 3, 2014

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	45-2482685
(State of incorporation or organization)	(IRS Employer Identification No.)

405 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-190056

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.70% Series F Cumulative Redeemable Preferred Stock	The NASDAQ Stock Market LLC

Item 1.	Description of Registrant’s Securities to be Registered.

American Realty Capital Properties, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), to be registered hereunder set forth under the heading “Description of ARCP Shares” in the Registrant’s prospectus forming part of its Registration Statement on Form S-4, as amended (File No. 333-190056), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Exhibit No.	Description of Document
3.1	Conformed Articles of Amendment and Restatement for American Realty Capital Properties, Inc., dated July 2, 2013 (filed as exhibit 3.1 to the Company’s Form S-4, filed on July 19, 2013 and incorporated herein by reference).

3.2	Bylaws of American Realty Capital Properties, Inc. (filed as exhibit 3.2 to the Company’s Form S-11/A, filed on June 13, 2011 and incorporated herein by reference).

3.3	Articles Supplementary to the Articles of Incorporation of American Realty Capital Properties, Inc. classifying and designating the Series A Convertible Preferred Stock, dated May 10, 2012 (filed as exhibit 3.3 to the Company’s Form 8-K, filed on May 15, 2012 and incorporated herein by reference).

3.4	Articles Supplementary to the Articles of Incorporation of American Realty Capital Properties, Inc. classifying and designating the Series B Convertible Preferred Stock, dated July 24, 2012 (filed as exhibit 3.4 to the Company’s Form 8-K, filed on July 30, 2012 and incorporated herein by reference).

3.5	Articles Supplementary to the Articles of Incorporation of American Realty Capital Properties, Inc. classifying and designating the Series C Convertible Preferred Stock, dated June 6, 2013 (filed as exhibit 3.5 to the Company’s Form 8-K, filed on June 12, 2013 and incorporated herein by reference).

3.6	Articles Supplementary to the Articles of Incorporation of American Realty Capital Properties, Inc. classifying and designating the Series D Cumulative Convertible Preferred Stock, dated November 7, 2013 (filed as exhibit 3.6 to the Company’s Form 8-K, filed on November 15, 2013 and incorporated herein by reference).

3.7	Articles of Amendement of American Realty Capital Properties, Inc., dated December 9, 2013 (filed as exhibit 3.6 to the Company’s Form S-4/A, filed on December 20, 2013 and incorporated herein by reference).

3.8	Articles Supplementary to the Articles of Incorporation of American Realty Capital Properties, Inc. classifying and designating the 6.70% Series F Cumulative Redeemable Preferred Stock, dated January 2, 2014 (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	January 3, 2014	AMERICAN REALTY CAPITAL PROPERTIES, INC.

		By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer